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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-71587) of Mattel, Inc. (the "Company") of our report dated March 2, 1998, relating to the combined financial statements of Mindscape Group, which appears in the Current Report on Form 8-K/A of The Learning Company, Inc. dated March 27, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California

March 25, 1999